UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 29, 2003

Date of Report (date of earliest event reported)

MOUNTAIN BANCSHARES, INC.

(exact name of registrant as specified in its charter)

Georgia	333-100741	43-1965029
(state or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

671 Lumpkin Campground Parkway, P. O. box 509, Dawsonville, Georgia 30534

(address of principal executive office) (zip code)

(706) 265-1001

(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant's principal accountant, Mauldin & Jenkins, LLC (hereinafter the "former accountant"), was dismissed by the Registrant on April 29, 2003. The former accountant's report on the financial statements of the Registrant for the year ended December 31, 2002 (the Registrant having been organized in 2002) did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Registrant's Board of Directors. During the Registrant's fiscal year ended December 31, 2002 and the subsequent interim periods, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. During the Registrant's fiscal year ended December 31, 2002 and the subsequent interim periods, there were no "reportable events" within the meaning of Item 304(a)(1)(iv) of SEC Regulation S-B.

On April 29, 2003, the Registrant engaged Cherry Bekaert & Holland, L.L.P., as the Registrant's principal accountant to audit the Registrant's financial statements.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits.	Page No.
1. Exhibit 16 - Letter to Accountants	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

MOUNTAIN BANCSHARES, INC.
By: s/John L. Lewis John L. Lewis, President & CEO

Date: May 6, 2003

EXHIBIT 16

May 6, 2003

U. S. Securities and Exchange Commission

450 5th Street

Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on April 29, 2003, to be filed by our former client, Mountain Bancshares, Inc. We agree with the statements made in response to the Item insofar as they relate to our Firm.

Very truly yours, /s/ Mauldin & Jenkins, LLC MAULDIN & JENKINS, LLC